SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2002

HOOKER FURNITURE CORPORATION

(Exact name of registrant as specified in its charter)

Virginia

(State or other jurisdiction of

incorporation or organization)

000-25349	54-0251350
(Commission File No.)	(I.R.S. Employer Identification No.)

440 EAST COMMONWEALTH BOULEVARD, MARTINSVILLE, VIRGINIA	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(276) 632-0459

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Hooker Furniture Corporation (the “Company”) reported in its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on October 2, 2002, that on September 30, 2002 the Company engaged KPMG, LLP (“KPMG”) to serve as the Company’s principal accountant to audit the Company’s financial statements for the fiscal year ending November 30, 2003. BDO Seidman, LLP (“BDO Seidman”) continued to serve as the Company’s principal accountant to audit the Company’s financial statements for the fiscal year ended November 30, 2002, through the completion of that audit and the date of the Company’s Annual Report on Form 10-K for that period. The change in the Company’s principal accountant was recommended by the Audit Committee of the Company’s Board of Directors and approved by the Board of Directors.

The reports of BDO Seidman with respect to the Company’s financial statements for fiscal years 2001 and 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During fiscal years 2001 and 2002 and the period from November 30, 2002 through the end of BDO Seidman’s engagement by the Company, there were no disagreements between the Company and BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO Seidman, would have caused BDO Seidman to make reference to the subject matter of the disagreements in its report on the Company’s financial statements for such years.

During fiscal years 2001 and 2002 and the period from November 30, 2002 to the date of the Company’s Annual Report on Form 10-K for the year ended November 30, 2002, the Company did not consult with KPMG regarding either the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended, or reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Pursuant to Item 304(a)(3) of Regulation S-K the Company has requested that BDO Seidman furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter, dated February 26, 2003, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibit is filed as a part of this report:

16.1	Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated February 26, 2003.

2

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. Gary Armbrister
R. Gary Armbrister Chief Accounting Officer

Date: February 26, 2003

3

EXHIBIT LIST

Exhibit	Description

16.1	Letter from BDO Seidman, LLP to the Securities and Exchange Commission dated February 26, 2003.